As filed with the Securities and Exchange Commission on August 3, 2007.

Registration No. 333-142368

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 5 to

Form S-1

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

VMWARE, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	7372	94-3292913
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3401 Hillview Avenue

Palo Alto, CA 94304

(650) 427-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Rashmi Garde, Esq.

Vice President and General Counsel

VMware, Inc.

3401 Hillview Avenue

Palo Alto, CA 94304

(650) 427-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Margaret A. Brown, Esq. Thomas J. Ivey, Esq. Skadden, Arps, Slate, Meagher & Flom LLP One Beacon Street Boston, Massachusetts 02108 (617) 573-4800	Paul T. Dacier, Esq. EMC Corporation 176 South Street Hopkinton, Massachusetts 01748 (508) 435-1000	Allan G. Sperling, Esq. David C. Lopez, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 (212) 225-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee(3)
Class A Common Stock, par value $0.01 per share	37,950,000	$25.00	$948,750,000	$29,126.63
(1)	Includes 4,950,000 shares of Class A common stock to be sold upon exercise of the underwriters’ over-allotment option, if any.
(2)	Estimate solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933.
(3)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Amendment No. 5 is being filed for the purpose of refiling Exhibit 10.16 to the Registration Statement (Registration No. 333-142368), and no changes or additions are being made hereby to the Prospectus constituting Part I of the Registration Statement or to Items 13, 14, 15, 16(B) or 17 of Part II of the Registration Statement. Accordingly, such Prospectus and Items 13, 14, 15, 16(B) or 17 of Part II have not been included herein. Additionally, the Company has changed the manner by which it calculates the registration fee payable to the SEC.

INFORMATION NOT REGISTERED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(A) Exhibits:

Exhibit Number	Description

1.1	Form of Underwriting Agreement**

3.1	Amended and Restated Certificate of Incorporation**

3.2	Amended and Restated Bylaws**

4.1	Form of specimen common stock certificate**

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP**

10.1	Form of Master Transaction Agreement between the Registrant and EMC**

10.2	Form of Administrative Services Agreement between the Registrant and EMC**

10.3	Form of Tax Sharing Agreement between the Registrant and EMC**

10.4	Form of Intellectual Property Agreement between the Registrant and EMC**

10.5	Form of Employee Benefits Agreement between the Registrant and EMC**

10.6	Form of Real Estate License Agreement between the Registrant and EMC**

10.7	Letter Agreement between the Registrant and Mark Peek+**

10.8	Form of Indemnification Agreement for directors and executive officers+**

10.9	2007 Equity and Incentive Plan+**

10.10	Promissory Note between the Registrant and EMC Corporation**

10.11	Form of Insurance Matters Agreement between the Registrant and EMC**

10.12	Form of Option Agreement+**

10.13	Form of Restricted Stock Unit Agreement+**

10.14	2007 Employee Stock Purchase Plan+**

10.15	Letter Agreement between the Registrant and Thomas J. Jurewicz+**

10.16	Distribution Agreement between the Registrant and Ingram Micro ***

10.17	Form of Real Estate Purchase and Sale Agreement between the Registrant and EMC**

10.18	Class A Common Stock Purchase Agreement between the Registrant and Intel Capital**

10.19	Investor Rights Agreement between the Registrant and Intel Capital**

10.20	Form of Early Exercise Option Agreement+**

10.21	Class A Common Stock Purchase Agreement among the Registrant, EMC Corporation and Cisco Systems, Inc.**

10.22	Investor Rights Agreement between the Registrant and Cisco Systems, Inc.**

10.23	Employment Agreement between the Registrant and Diane Greene+**

21.1	List of subsidiaries**

23.1	Consent of PricewaterhouseCoopers LLP**

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)**

24.1	Power of Attorney (included on signature page hereto)

+	Management contract or compensatory plan or arrangement.
**	Previously filed.
***	Confidential treatment requested for certain portions of this Exhibit pursuant to Rule 406 promulgated under the Securities Act, which portions are omitted and filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 5 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Palo Alto, State of California, on August 3, 2007.

VMWARE, INC.

By:	/S/ DIANNE TULEY-BROWN
Name:	Dianne Tuley-Brown
Title:	Authorized Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, the undersigned hereby constitute and appoint David I. Goulden and Paul T. Dacier and each of them, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, or any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Diane B. Greene	President and Chief Executive Officer (principal executive officer), and Director	August 3, 2007

* Mark S. Peek	Chief Financial Officer (principal financial officer, principal accounting officer)	August 3, 2007

* Joseph M. Tucci	Chairman of the Board of Directors	August 3, 2007

* Michael W. Brown	Director	August 3, 2007

* John R. Egan	Director	August 3, 2007

* David I. Goulden	Director	August 3, 2007

* David N. Strohm	Director	August 3, 2007

*By:	/s/ PAUL T. DACIER	Attorney-in-Fact	August 3, 2007
Paul T. Dacier

INDEX TO EXHIBITS

Exhibit Number	Description
1.1	Form of Underwriting Agreement**

3.1	Amended and Restated Certificate of Incorporation**

3.2	Amended and Restated Bylaws**

4.1	Form of specimen common stock certificate**

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP**

10.1	Form of Master Transaction Agreement between the Registrant and EMC**

10.2	Form of Administrative Services Agreement between the Registrant and EMC**

10.3	Form of Tax Sharing Agreement between the Registrant and EMC**

10.4	Form of Intellectual Property Agreement between the Registrant and EMC**

10.5	Form of Employee Benefits Agreement between the Registrant and EMC**

10.6	Form of Real Estate License Agreement between the Registrant and EMC**

10.7	Letter Agreement between the Registrant and Mark Peek+**

10.8	Form of Indemnification Agreement for directors and executive officers+**

10.9	2007 Equity and Incentive Plan+**

10.10	Promissory Note between the Registrant and EMC Corporation**

10.11	Form of Insurance Matters Agreement between the Registrant and EMC**

10.12	Form of Option Agreement+**

10.13	Form of Restricted Stock Unit Agreement+**

10.14	2007 Employee Stock Purchase Plan+**

10.15	Letter Agreement between the Registrant and Thomas J. Jurewicz+**

10.16	Distribution Agreement between the Registrant and Ingram Micro***

10.17	Form of Real Estate Purchase and Sale Agreement between the Registrant and EMC**

10.18	Class A Common Stock Purchase Agreement between the Registrant and Intel Capital**

10.19	Investor Rights Agreement between the Registrant and Intel Capital**

10.20	Form of Early Exercise Option Agreement+**

10.21	Class A Common Stock Purchase Agreement among the Registrant, EMC Corporation and Cisco Systems, Inc.**

10.22	Investor Rights Agreement between the Registrant and Cisco Systems, Inc.**

10.23	Employment Agreement between the Registrant and Diane Greene+**

21.1	List of subsidiaries**

23.1	Consent of PricewaterhouseCoopers LLP**

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)**

24.1	Power of Attorney (included on signature page hereto)

+	Management contract or compensatory plan or arrangement.
**	Previously filed.
***	Confidential treatment requested for certain portions of this Exhibit pursuant to Rule 406 promulgated under the Securities Act, which portions are omitted and filed separately with the Securities and Exchange Commission.